Exhibit 10.6
------------
                              EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT (this "Agreement"), made and entered into as of July 29, 2002, by and between HERLEY INDUSTRIES, INC., a Delaware corporation, with its principal office located at 3061 Industry Drive, Lancaster, Pennsylvania 17603 (together with its successors and assigns permitted under this Agreement, "Herley") and MYRON LEVY ("Levy"), amends and restates in its entirety the Employment Agreement made and entered into as of October 1, 1998, as amended on January 26, 1999 and July 30, 1999 between Herley and Levy (the "Prior Agreement").
                                   WITNESSETH:
         WHEREAS, Herley has determined that it is in the best interests of Herley and its stockholders to continue to employ Levy and to set forth in this Agreement the obligations and duties of both Herley and Levy; and
         WHEREAS, Herley wishes to assure itself of the services of Levy for the period hereinafter provided, and Levy is willing to be employed by Herley for said period, upon the terms and conditions provided in this Agreement;
         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, Herley and Levy (individually a "Party" and together the "Parties" ) agree as follows:

1.       DEFINITIONS.

          (a) "Beneficiary" shall mean the person or persons named by Levy pursuant to Section 17 below or, in the event that no such person is named who survives Levy, his estate.

          (b)  "Board" shall mean the Board of Directors of Herley.

          (c)  "Cause" shall mean:

               (i) Levy's conviction of a felony involving an act or acts of dishonesty on his part and resulting in gain or personal enrichment at the expense of Herley;

               (ii) willful and continued failure of Levy to perform his
                    obligations under this Agreement, resulting in demonstrable material economic harm to Herley, or

               (iii)a willful and material breach by Levy of the provisions of
                    Sections 14 or 15 below to the demonstrable and material detriment of Herley.

Notwithstanding the foregoing, in no event shall Levy's failure to perform the duties associated with his position caused by his mental or physical disability constitute Cause for his termination.

For purposes of this Section 1(c), no act or failure to act on the part of Levy shall be considered "willful" unless it is done, or omitted to be done, by him in bad faith or without reasonable belief that his action or omission was in the best interests of Herley. Any act or failure to act based upon authority given pursuant to a resolution adopted by the Board or based upon the advice of counsel for Herley shall be conclusively presumed to be done, or omitted to be done, by Levy in good faith and in the best interests of Herley.

          (d) "Change in Control" shall mean the occurrence of any of the following events:

               (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of Herley when such acquisition causes such Person to beneficially own 20 percent or more of the combined voting power of the then outstanding voting securities of Herley entitled to vote generally in the election of directors (the "Outstanding Herley Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change of Control: (A) any acquisition directly from Herley, (B) any acquisition by Herley, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Herley or any corporation controlled by Herley or (D) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Herley Voting Securities reaches or exceeds 20 percent as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of Herley, such subsequent acquisition shall be treated as an acquisition that causes such Person to beneficially own 20 percent or more of the Outstanding Herley Voting Securities; or


               (ii) individuals who, as of the date hereof, constitute the Board
                    (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Herley's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (iii)consummation of a reorganization, merger or consolidation or sale or other disposition of all or subsequently all of the assets of Herley or the acquisition of assets of another entity ("Business Combination"); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Herley Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Herley Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of Herley or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns Herley or all or substantially all of Herley's assets either directly or through one or more subsidiaries) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (iv) approval  by  the  stockholders  of  Herley  of  a  complete liquidation or dissolution of the Company.

          (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (f)  "Committee"  shall mean the Compensation  Committee of the Board.

          (g) "Consulting Period" shall mean the period specified in Section 13 below during which Levy serves as a consultant to Herley.

          (h) "Disability" shall mean the illness or other mental or physical disability of Levy, as determined by a physician acceptable to Herley and Levy, resulting in his failure during the Employment Term or the Consulting Period, as the case may be, (i) to perform substantially his applicable material duties under this Agreement for a period of twelve consecutive months and (ii) to return to the performance of his duties within 90 days after receiving written notice of termination.

          (i) "Employment Term" shall mean the period specified in Section 2(b) below.

          (j) "Fiscal Year" shall mean the 52-week period beginning on or about August 1 and ending on or about the next subsequent July 31, or such other 12-month period as may constitute Herley's fiscal year at any time hereafter.

          (k) "Good Reason" shall mean, at any time during the Employment Term, in each case (except for clause (vi) below) without Levy's prior written consent or his acquiescence:

               (i)  reduction in his then current Salary;

               (ii) diminution, reduction or other adverse change in the bonus or incentive compensation opportunities available to Levy (with respect to the level of bonus or incentive compensation opportunities, the applicable performance criteria and otherwise the manner in which bonuses and incentive compensation are determined) in the aggregate from those available as of the date hereof in accordance with
                    Section 4(a) below;

               (iii)Herley's  failure to pay Levy any amounts  otherwise  vested and due him hereunder or under any plan or policy of Herley;

               (iv) diminution  of  Levy's  titles,  position,   authorities  or
                    responsibilities, including not serving on the Board;

               (v) assignment to Levy of duties incompatible with his position of Chief Executive Officer;

               (vi) termination by Levy of his employment within one year following a Change in Control other than (a) for Cause or
                    (b) by reason of death or Disability;

               (vii)imposition  of a  requirement  that Levy  report  other than directly to the full Board;

               (viii) a material breach of the Agreement by Herley that is not cured within 10 business days after written notification by Levy of such breach; or

               (ix) relocation of Herley's corporate headquarters to a location more than 35 miles from the location first above described.

          (l) "Retirement" shall mean termination of Levy's employment subsequent to the date hereof, other than (i) due to death or Disability, (ii) for Cause or Good Reason or (iii) without Cause.

          (m) "Salary" shall mean the annual salary provided for in Section 3 below, as adjusted from time to time.

          (n) "Spouse" shall mean, during the Term of Employment and the Consulting Period, the woman who as of any relevant date is legally married to Levy.

          (o) "Subsidiary" shall mean any corporation of which Herley owns, directly or indirectly, more than 50 percent of its voting stock.

2.       EMPLOYMENT TERM, POSITIONS AND DUTIES.

(a) Employment of Levy. Herley hereby continues to employ Levy, and Levy hereby accepts continued employment with Herley, in the positions and with the duties and responsibilities set forth below and upon such other terms and conditions as are hereinafter stated. Levy shall render services to Herley principally at Herley's corporate headquarters, and shall do such traveling on behalf of Herley as shall be reasonably required in the course of the performance of his duties hereunder.

         (b) Employment Term. The Employment Term shall commence as of July 29, 2002 and shall terminate on December 31, 2007, provided that the Employment Term shall extend for additional one-year periods annually each January 1, unless this agreement is terminated under the provisions of Section 10 below. In no event, however, shall the Employment Term extend beyond December 31, 2010. (c) Titles and Duties.

                  (i) Until the date of termination of his employment hereunder, Levy shall be employed as Chief Executive Officer, reporting to the full Board. In his capacity as Chief Executive Officer, Levy shall have the customary powers, responsibilities and authorities of chief executive officers of corporations of the size, type and nature of Herley including, without limitation, authority, in conjunction with the Board as appropriate, to hire and terminate other employees of Herley.

                  (ii) During the Employment Term, Herley shall uses its best efforts to secure the election of Levy to the Board. During the Employment Term, if the Board forms an executive or similar committee, Levy shall serve thereon.

         (d)      Time and Effort.

                  (i) Levy agrees to devote his best efforts and abilities, and such of his business time and attention as is reasonably necessary, to the affairs of Herley in order to carry out his duties and responsibilities under this Agreement.

                  (ii) Notwithstanding the foregoing, nothing shall preclude Levy from (A) serving on the boards of a reasonable number of trade associations, charitable organizations and/or businesses not in competition with Herley, (B) engaging in charitable activities and community affairs and (C) managing his personal investments and affairs; provided, however, that, such activities do not materially interfere with the proper performance of his duties and responsibilities specified in Section 2 (c) above.

 3. SALARY.

(a) Initial Salary. Levy shall receive from Herley a Salary, payable in accordance with the regular payroll practices of Herley, in a minimum amount of $589,946.

 (b) Cost-of-Living Increase. During the Employment Term Levy's Salary shall be increased semiannually by an amount equal to the change in the cost of living index since the prior semiannual adjustment, as reported in the "Consumer Price Index, New York and Northeastern New Jersey, All Items, Series ID CUURA101SA0" published by the United States Department of Labor, Bureau of Labor Statistics (or, if such index is no longer published, a successor or comparable index that is published), using June 30, 2002 as the base year of computation. Such amount shall be calculated and paid to Levy in a single sum on or before the first day of the second month following the applicable calendar half year, and thereafter his Salary shall be adjusted to include the amount of any such increase. The first calculation and payment shall be made with respect to the six month period from and after August 1, 2002. If Levy's employment shall terminate during any such six-month period, the cost-of-living increase provided in this Section 3(b) shall be prorated accordingly.

(c) Salary Increase. Any amount to which Levy's Salary is increased, as provided in Section 3(b) above or otherwise, shall not thereafter be reduced without his consent, and the term "Salary" as used in this Agreement shall refer to his Salary as thus increased.

4.       ANNUAL BONUS.

Not later than one hundred twenty (120) days after the end of the fiscal year of the Company and each subsequent fiscal year of the Company ending during the employment term, the Company shall pay to Employee, as incentive compensation an amount equal to three (3%) percent of the Consolidated Pretax Earnings of the Company. For purposes hereof, the term "Consolidated Pretax Earnings" of the Company shall mean, with respect to any fiscal year, the consolidated income, if any, of the Company for such fiscal year as set forth in the audited, consolidated financial statements (the "Financial Statements") of the Company and its subsidiaries included in its Annual Report to stockholders for such fiscal year, before deduction of taxes based on income or of the incentive compensation to be paid to Employee for such fiscal year under this Agreement as defined in this clause 4.

         5.       LONG-TERM INCENTIVE.

         During the Employment Term, Levy shall be eligible for an award under any long-term incentive compensation plan established by Herley for the benefit of Levy or, in the absence thereof, under any such plan established for the benefit of members of the senior management of Herley.

         6.       EQUITY OPPORTUNITY.

         During the Employment Term, Levy shall be eligible to receive grants of options to purchase shares of Herley's stock and awards of shares of Herley's stock, either or both as determined by the Committee, under and in accordance with the terms of applicable plans of Herley and related option and award agreements. It is the intention of Herley to grant stock options to Levy during the Employment Term. Also, to the extent permitted by any such plan, Levy shall be eligible during any Consulting Period to receive grants of options and awards of shares of Herley's stock in the same manner.

         7.       EXPENSE REIMBURSEMENT; CERTAIN OTHER COSTS.

         During the Employment Term and any Consulting Period, Levy shall be entitled to prompt reimbursement by Herley for all reasonable out-of-pocket expenses incurred by him in performing services under this Agreement. In addition, Levy shall be entitled to payment by Herley of all reasonable costs and expenses, including attorneys' and consultants' fees and disbursements, incurred by him in connection with adoption of this Agreement and any related compensatory arrangements that Herley adopts solely for his benefit.

         8.       PERQUISITES.

         During the Employment Term and any Consulting Period, Herley shall provide Levy with the following perquisites:

          (a) an office of a size and with furnishings and other appointments, and exclusive personal secretarial and other assistance, at least equal to that provided to Levy by Herley as of the date hereof; and

          (b) use of an automobile and payment of related expenses on the same terms as in effect on the date hereof or, if more favorable to Levy, as made available generally to other executive officers of Herley and its affiliates at any time thereafter.

         9.       EMPLOYEE BENEFIT PLANS.

         (a) General. During the Employment Term, Levy shall be entitled to participate in all employee benefit plans and programs made available to Herley's senior executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension and other retirement plans, profit-sharing plans, savings and similar plans, group life insurance, accidental death and dismemberment insurance, travel accident insurance, hospitalization insurance, surgical insurance, major and excess major medical insurance, dental insurance, short-term and long-term disability insurance, sick leave (including salary continuation arrangements), holidays, vacation (not less than four weeks in any calendar year) and any other employee benefit plans or programs that may be sponsored by Herley from time to time, including plans that supplement the above-listed types of plans, whether funded or unfunded.

         (b) Medical Care Reimbursement and Insurance. During the Employment Term and Consulting Period, Herley shall reimburse Levy for 100 percent of any medical expenses incurred by him for himself and his Spouse that are not reimbursed by insurance or otherwise, offset by any amounts that are reimbursable by Medicare if Levy and his Spouse, when eligible, elect to be covered by Medicare. Herley shall provide Levy and his Spouse, during his lifetime, with life insurance, hospitalization insurance, surgical insurance, major and excess major medical insurance and dental insurance in accordance with the most favorable plans, policies, programs and practices of Herley and its Subsidiaries made available generally to other senior executive officers of Herley and its Subsidiaries as in effect from time to time.

         (c) Disability Benefit. In consideration of the benefit payable to Levy in the event of termination of his employment due to Disability, as provided in
Section 10(d) below, or, if applicable, in the event of termination of Levy's consulting services due to Disability during the Consulting Period, as provided in Section 13(d) below, Herley shall not be obligated to provide Levy with long-term disability insurance. If Herley elects to provide Levy with such insurance, he shall be the owner of any individual policies obtained and shall pay the premiums thereon; provided, however, that Herley shall reimburse Levy for any premiums that he pays.

         10.      TERMINATION OF EMPLOYMENT.

         (a) Voluntary Termination and Termination by Mutual Agreement. Levy may terminate his employment voluntarily at any time after December 31, 2002 in accordance with the provisions of Section 10(g). If he does so, except for Good Reason, his entitlement shall be the same as if Herley had terminated his employment for Cause. The Parties may terminate this Agreement by mutual agreement at any time. If they do so, Levy's entitlements shall be as the Parties mutually agree.

         (b) General. Notwithstanding anything to the contrary herein, in the event of termination of Levy's employment under this Agreement, he or his Beneficiary, as the case may be, shall be entitled to receive (in addition to payments and benefits under, and except as specifically provided in, subsections
(c) through (h) below, as applicable):

                    (i)  his Salary through the date of termination;

                    (ii) any unused vacation from prior years;

                    (iii)any annual or special  bonus  awarded  but not yet paid to him; -

                    (iv) any other compensation or benefits, including without limitation long-term incentive compensation described in Section 5 above, benefits under equity grants and awards described in Section 6 above and employee benefits under plans described in Section 9 above, that have vested through the date of termination or to which he may then be entitled in accordance with the applicable terms and conditions of each grant, award or plan; and

                    (v) reimbursement in accordance with Sections 9(a) and (b) above of any business and medical expenses incurred by Levy or his Spouse, as applicable, through the date of termination but not yet paid to him.

     (c) Termination due to Death. In the event that Levy's employment is terminated due to his death, his Beneficiary shall be entitled, in addition to the compensation and benefits specified in Section 10(b), to his Salary payable for the remainder of the Employment Term at the rate in effect immediately before such termination.

     (d) Termination due to Disability. In the event of Disability, Herley or Levy may terminate Levy's employment. If Levy's employment is terminated due to Disability, he shall be entitled, in addition to the compensation and benefits specified in Section 10(b), to his Salary payable for the remainder of the Employment Term at the rate in effect immediately before such termination, offset by any long-term disability insurance benefit that Herley may have elected to provide for him.

     (e) Termination by Herley for Cause. Herley may terminate Levy's employment hereunder for Cause only upon written notice to Levy not less than 30 days prior to any intended termination, which notice shall specify the grounds for such termination in reasonable detail. Cause shall in no event be deemed to exist except upon a finding reflected in a resolution approved by a majority (excluding Levy) of the members of the Board (whose findings shall not be binding upon or entitled to any deference by any court, arbitrator or other decision-maker ruling on this Agreement) at a meeting of which Levy shall have been given proper notice and at which Levy (and his counsel) shall have a reasonable opportunity to present his case. In the event that Levy's employment is terminated for Cause, he shall be entitled only to the compensation and benefits specified in Section 10(b).

     (f) Termination Without Cause or by Levy for Good Reason.

          (i) Termination without Cause shall mean termination of Levy's employment by Herley and shall exclude termination (A) due to death, Disability or Cause, (B) by Levy voluntarily or (C) by mutual written agreement of Levy and Herley. Herley shall provide Levy 15 days' prior written notice of termination by it without Cause, and Levy shall provide Herley 15 days' prior written notice of his termination for Good Reason.

          (ii) In the event of termination by Herley of Levy's employment without Cause or of termination by Levy of his employment for Good Reason, he shall be entitled, in addition to the compensation and benefits specified in Section 10(b), to:

               (A) a lump-sum payment equal to the Salary payable to him for the remainder of the Employment Term at the rate in effect immediately before such termination;

               (B) a lump sum payment equal to the annual bonuses for the remainder of the Employment Term (including a prorated bonus for any partial Fiscal Year) equal to the average of the three highest annual bonuses awarded to him during the ten Fiscal Years preceding the Fiscal Year of termination;

               (C) continued medical reimbursement for the remainder of the Employment Term and thereafter the lifetime medical benefits described in Section 9(b) above;

               (D) continued participation in all employee benefit plans or programs available to Herley employees generally in which Levy was participating on the date of termination of his employment until the end of the Employment Term; provided; however, that (x) if Levy is precluded from continuing his participation in any employee benefit plan or program as provided in this clause (D), he shall be entitled to the after-tax economic equivalent of the benefits under the plan or program in which he is unable to participate until the end of the Employment Term, and (y) the economic equivalent of any benefit foregone shall be deemed to be the lowest cost that Levy would incur in obtaining such benefit on an individual basis; and

               (E) other benefits in accordance with applicable plans and programs of the Company.

     (iii)Prior written consent by Levy to any of the events described in
          Section 1(k) above shall be deemed a waiver by him of his right to terminate for Good Reason under this Section 10(f) solely by reason of the events set forth in such waiver.

     (g) Voluntary Termination by Levy. At any time after December 31, 2002, Levy shall have the right, upon 60 days' prior written notice, voluntarily to terminate his employment without Good Reason, in which event his employment shall cease and the Employment Term shall terminate as of the date stated in such notice, and the Consulting Period shall begin on the next succeeding business day, and he shall be entitled to receive compensation and benefits as if Herley had terminated his employment for Cause, as provided in Section 10(e).

     (h) Change in Control. Notwithstanding anything to the contrary in this
Section 10, termination of Levy's employment within the one-year period following a Change in Control for any reason other than Cause, death or Disability, shall be governed by Section 10(f). In the event of any such termination, Levy shall be entitled to compensation and benefits in accordance with the provisions of Section 10(f)(ii).

11.      NO DUTY TO MITIGATE.

         Levy shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payment hereunder be subject to offset in the event Levy does receive compensation for services from any other source.

12.      PARACHUTES.

         (a) Application. If all, or any portion, of the payments provided under this Agreement, and/or any other payments and benefits that Levy receives or is entitled to receive from Herley, a Subsidiary or any other person, whether or not under an existing plan, arrangement or other agreement, constitutes an excess "parachute payment" within the meaning of Section 280G(b) of the Code (each such parachute payment, a "Parachute Payment") and will result in the imposition on Levy of an excise tax under Section 4999 of the Code, then, in addition to any other benefits to which Levy is entitled under this Agreement, Herley shall pay him an amount in cash equal to the sum of the excise taxes payable by him by reason of receiving Parachute Payments, plus the amount necessary to put him in the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest possible applicable rates on such Parachute Payments (including without limitation any payments under this Section 12) as if no excise taxes had been imposed with respect to Parachute Payments (the "Parachute Gross-up").

         (b) Computation. The amount of any payment under this Section 12 shall be computed by a certified public accounting firm of national reputation selected by Herley and acceptable to Levy. If Herley or Levy disputes the computation rendered by such accounting firm, Herley shall select an alternative certified public accounting firm of national reputation to perform the applicable computation. If the two accounting firms cannot agree upon the computations, Levy and Herley shall jointly appoint a third certified public accounting firm of national reputation within 10 calendar days after the two conflicting computations have been rendered. Such third accounting firm shall be asked to determine within 30 calendar days the computation of the Parachute Gross-up to be paid to Levy, and payments shall be made accordingly.

     (c) Payment. In any event, Herley shall pay to Levy or pay on his behalf the Parachute Gross-up as computed by the accounting firm initially selected by Levy by the time any taxes payable by him as a result of the Parachute Payments become due, with Levy agreeing to return the excess amount of such payment over the final computation rendered from the process described in Section 12(b). Levy and Herley shall provide the accounting firms with all information that any of them reasonably deems necessary in order to compute the Parachute Gross-up. The cost and expenses of all the accounting firms retained to perform the computations described above shall be borne by Herley.

     In the event that the Internal Revenue Service ("IRS") or the accounting firm computing the Parachute Gross-up finally determines that the amount of excise taxes thereon initially paid was insufficient to discharge Levy's excise tax liability, Herley shall make additional payments to him as may be necessary to reimburse him for discharging the full liability.

     Levy shall apply to the IRS for a refund of any excise taxes paid and remit to Herley the amount of any such refund that he receives. Herley shall reimburse Levy for his expenses in seeking a refund of excise taxes and for any interest and penalties imposed on excise taxes that he is required to pay.

13.      CONSULTING PERIOD.

         (a) General. Effective upon the end of the Employment Term (but only if the Employment Term ends by reason of its expiration or, if earlier, upon termination of Levy's employment (i) voluntarily, (ii) by mutual agreement or
(iii) by Retirement), Levy shall become a consultant to Herley, in recognition of the continued value to Herley of his extensive knowledge and expertise. Unless earlier terminated, as provided in Section 13(e), the Consulting Period shall continue for ten years.

         (b)      Duties and Extent of Services.

                  (i) During the Consulting Period, Levy shall consult with Herley and its senior executive officers regarding its respective businesses and operations. Such consulting services shall not require more than 50 days in any calendar year, nor more than one day in any week, it being understood and agreed that during the Consulting Period Levy shall have the right, consistent with the prohibitions of Sections 14 and 15 below, to engage in full-time or part-time employment with any business enterprise that is not a competitor of Herley.

                  (ii) Levy's service as a consultant shall only be required at such times and such places as shall not result in unreasonable inconvenience to him, recognizing his other business commitments that he may have to accord priority over the performance of services for Herley. In order to minimize interference with Levy's other commitments, his consulting services may be rendered by personal consultation at his residence or office wherever maintained, or by correspondence through mail, telephone, fax or other similar mode of communication at times, including weekends and evenings, most convenient to him.

                  (iii) During the Consulting Period, Levy shall not be obligated to serve as a member of the Board or to occupy any office on behalf of Herley or any of its Subsidiaries.

         (c) Compensation. During the Consulting Period, Levy shall receive from Herley each year an amount equivalent to one-half of his Salary at the end of the Employment Term, payable and subject to annual increase as provided in
Section 3 above.

         (d) Disability. In the event of Disability during the Consulting Period, Herley or Levy may terminate Levy's consulting services. If Levy's consulting services are terminated due to Disability, he shall be entitled to compensation, in accordance with Section 13(c), for the remainder of the Consulting Period.

         (e) Termination. The Consulting Period shall terminate after ten years or, if earlier, upon Levy's death or upon his failure to perform consulting services as provided in Section 13(b), pursuant to 30 days' written notice by Herley to Levy of the grounds constituting such failure and reasonable opportunity afforded Levy to cure the alleged failure. Upon any such termination, payment of consulting fees and benefits (with the exception of lifetime medical benefits under Section 9(b) above) shall cease.

         (f) Other. During the Consulting Period, Levy shall be entitled to expense reimbursement (including secretarial, telephone and similar support services) and perquisites and medical benefits, pursuant to the terms of Sections 7, 8 and 9(b), respectively.

14.      CONFIDENTIAL INFORMATION.

         (a)      General.

                  (i) Levy understands and hereby acknowledges that as a result of his employment with Herley he will necessarily become informed of and have access to certain valuable and confidential information of Herley and any of its Subsidiaries, joint ventures and affiliates, including, without limitation, inventions, trade secrets, technical information, computer software and programs, know-how and plans ("Confidential Information"), and that any such Confidential Information, even though it may be developed or otherwise acquired by Levy, is the exclusive property of Herley to be held by him in trust solely for Herley's benefit.

                  (ii) Accordingly, Levy hereby agrees that, during the Employment Term and the Consulting Period and subsequent to both, he shall not, and shall not cause others to, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity any Confidential Information without prior written consent of the Board, except to (A) responsible officers and employees of Herley or (B) responsible persons who are in a contractual or fiduciary relationship with Herley or who need such information for purposes in the interest of Herley. Notwithstanding, the foregoing, the prohibitions of this clause (ii) shall not apply to any Confidential Information that becomes of general public knowledge other than from Levy or is required to be divulged by court order or administrative process.

         (b) Return of Documents. Upon termination of his employment with Herley for any reason or, if applicable, upon expiration of the Consulting Period, Levy shall promptly deliver to Herley all plans, drawings, manuals, letters, notes, notebooks, reports, computer programs and copies thereof and all other materials, including without limitation those of a secret or confidential nature, relating to Herley's business that are then in his possession or control.

         (c) Remedies and Sanctions. In the event that Levy is found to be in violation of Section 14(a) or (b) above, Herley shall be entitled to relief as provided in Section 16 below.

15.      NONCOMPETITION/NONSOLICITATION.

         (a) Prohibitions. During the Employment Term and, if applicable, the Consulting Period, Levy shall not, without prior written authorization of the Board, directly or indirectly, through any other individual or entity:

               (i) become on officer or employee of, or render any service to, any direct competitor of Herley;

               (ii) solicit or induce any customer of Herley to cease purchasing goods or services from Herley or to become a customer of any competitor of Herley; or

               (iii)solicit or induce any employee of Herley to become  employed by any competitor of Herley.

     (b) Remedies and Sanctions. In the event that Levy is found to be in violation of Section 15(a) above, Herley shall be entitled to relief as provided in Section 16 below.

     (c) Exceptions. Notwithstanding anything to the contrary in Section 15(a) above, its provisions shall not:

               (i) apply if Herley terminates Levy's employment without Cause or Levy terminates his employment for Good Reason, each as provided in Section 10(f) above; or

               (ii) be construed as preventing Levy from investing his assets in any business that is not a direct competitor of Herley.

16.      REMEDIES/SANCTIONS.

         Levy acknowledges that the services he is to render under this Agreement are of a unique and special nature, the loss of which cannot reasonably or adequately be compensated for in monetary damages, and that irreparable injury and damage may result to Herley in the event of any breach of this Agreement or default by Levy. Because of the unique nature of the Confidential Information and the importance of the prohibitions against competition and solicitation, Levy further acknowledges and agrees that Herley will suffer irreparable harm if he fails to comply with his obligations under
Section 14(a) or (b) above or Section 15(a) above and that monetary damages would be inadequate to compensate Herley for any such breach. Accordingly, Levy agrees that, in addition to any other remedies available to either Party at law, in equity or otherwise, Herley will be entitled to seek injunctive relief or specific performance to enforce the terms, or prevent or remedy the violation, of any provisions of this Agreement.

17.      BENEFICIARIES/REFERENCES.

         Levy shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable under this Agreement following his death by giving Herley written notice thereof. In the event of Levy's death, or of a judicial determination of his incompetence, reference in this Agreement to Levy shall be deemed to refer, as appropriate, to his beneficiary, estate or other legal representative.

18.      WITHHOLDING TAXES.

         All payments to Levy or his Beneficiary under this Agreement shall be subject to withholding on account of federal, state and local taxes as required by law.

19.      INDEMNIFICATION AND LIABILITY INSURANCE.

         Nothing herein is intended to limit Herley's indemnification of Levy, and Herley shall indemnify him to the fullest extent permitted by applicable law consistent with Herley's Certificate of Incorporation and By-Laws as in effect at the beginning of the Employment Term, with respect to any action or failure to act on his part while he is an officer, director or employee of Herley or any Subsidiary. Herley shall cause Levy to be covered at all times by directors' and officers' liability insurance on terms no less favorable than the directors' and officers' liability insurance maintained by Herley in effect on the date hereof in terms of coverage and amounts. Herley shall continue to indemnify Levy as provided above and maintain such liability insurance coverage for him after the Employment Term and, if applicable, the Consulting Period for any claims that may be made against him with respect to his service as a director or officer of Herley or a consultant to Herley.

20.      EFFECT OF AGREEMENT ON OTHER BENEFITS.

         The existence of this Agreement shall not prohibit or restrict Levy's entitlement to participate fully in compensation, employee benefit and other plans of Herley in which senior executives are eligible to participate.

21.      ASSIGNABILITY; BINDING NATURE.

         This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of Levy) and assigns. No rights or obligations of Herley under this Agreement may be assigned or transferred by Herley except pursuant to (a) a merger or consolidation in which Herley is not the continuing entity or (b) sale or liquidation of all or substantially all of the assets of Herley, provided that the surviving entity or assignee or transferee is the successor to all or substantially all of the assets of Herley and such surviving entity or assignee or transferee assumes the liabilities, obligations and duties of Herley under this Agreement, either contractually or as a matter of law.

         Herley further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall use its best efforts to have such assignee or transferee expressly agree to assume the liabilities, obligations and duties of Herley hereunder; provided, however, that notwithstanding such assumption, Herley shall remain liable and responsible for fulfillment of the terms and conditions of this Agreement; and provided, further, that in no event shall such assignment and assumption of this Agreement adversely affect Levy's right upon a Change in Control, as provided in Section 10(h) above. No rights or obligations of Levy under this Agreement may be assigned or transferred by him.

22.      REPRESENTATIONS.

         The Parties respectively represent and warrant that each is fully authorized and empowered to enter into this Agreement and that the performance of its or his obligations, as the case may be, under this Agreement will not violate any agreement between such Party and any other person, firm or organization. Herley represents and warrants that this Agreement has been duly authorized by all necessary corporate action and is valid, binding and enforceable in accordance with its terms.

23.      ENTIRE AGREEMENT.

         Except to the extent otherwise provided herein, this Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes any prior agreements, whether written or oral, between the Parties concerning the subject matter hereof, including without limitation the Prior Agreement. Payments and benefits provided under this Agreement are in lieu of any payments or other benefits under any severance program or policy of Herley to which Levy would otherwise be entitled.

24.      AMENDMENT OR WAIVER.

         No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both Levy and an authorized officer of Herley. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Party to be charged with the waiver. No delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

25.      SEVERABILITY.

         In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

26.      SURVIVAL.

         The respective rights and obligations of the Parties under this Agreement shall survive any termination of Levy's employment with Herley.

27.      GOVERNING LAW/JURISDICTION.

     This Agreement shall be governed by and construed and interpreted in accordance with the laws of New York, without reference to principles of conflict of laws.

28.      COSTS OF DISPUTES.

         Herley shall pay, at least monthly, all costs and expenses, including attorneys' fees and disbursements, of Levy in connection with any proceeding, whether or not instituted by Herley or Levy, relating to any provision of this Agreement, including but not limited to the interpretation, enforcement or reasonableness thereof; provided, however, that, if Levy instituted the proceeding and the judge or other decision-maker presiding over the proceeding affirmatively finds that his claims were frivolous or were made in bad faith, he shall pay his own costs and expenses and, if applicable, return any amounts theretofore paid to him or on his behalf under this Section 28. Pending the outcome of any proceeding, Herley shall pay Levy all amounts due to him without regard to the dispute; provided, however, that if Herley shall be the prevailing party in such a proceeding, Levy shall promptly repay all amounts that he received during pendency of the proceeding (other than amounts received pursuant to this Section 28).

29.      NOTICES.

         Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered either personally, by fax, by overnight delivery service (such as Federal Express) or sent by certified or registered mail postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as the Party may subsequently give notice of.

If to Herley or the Board:

Herley Industries, Inc.
3061 Industry Drive
Lancaster, Pennsylvania  17603
Fax No.  717-397-9503

With a copy to:
Blau, Kramer, Wactlar & Lieberman, P.C.
100 Jericho Quadrangle, Suite 225
Jericho, NY  11753
Fax No. 516-822-4824

If to Levy:
807 Bent Creek Drive
Lititz, Pennsylvania  17543

With a copy to:
Myron Levy
c/o Herley Industries, Inc.
3061 Industry Drive
Lancaster, Pennsylvania  17603
Fax No.  717-397-9503

         30.      HEADINGS.

         The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         31.      COUNTERPARTS.

         This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of July 29, 2002.

                                                  HERLEY INDUSTRIES, INC.


Attest:  ___________________________     By: _________________________
                                                           Lee N. Blatt



Attest: ____________________________     By: _________________________

                                                           John M. Kelley


                                                   EMPLOYEE



Witness: ___________________________            _________________________
                                                            Myron Levy